GUARANTY

THIS GUARANTY (the “Guaranty”) is executed as of February 15, 2017, by WSI INDUSTRIES, CO., a Minnesota corporation (“Guarantor”), for the benefit of TRADITION CAPITAL BANK, a Minnesota banking corporation (“Lender”), with reference to the following facts:

A. Lender has agreed to lend $3,700,000.00 (the “Loan”) to WSI INDUSTRIES, INC., a Minnesota corporation (“Borrower”), pursuant to the terms and conditions contained in that certain Loan Agreement dated of even date herewith (“Loan Agreement”) and that certain Promissory Note of even date herewith in the principal amount of the Loan (the “Note”) to refinance the current indebtedness encumbering that certain real property owned by Borrower and located at 213 Chelsea Road, Monticello, Minnesota 55362 (the “Property”), with the Note secured by a certain Combination Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents on the Property given by Borrower dated of even date herewith (“Mortgage”) and by other collateral given by Borrower to secure the Note (and the Loan Agreement and the foregoing documents collectively called the “Loan Documents”).

B. As a condition of the making of the Loan, Lender has required that Guarantor guarantee the obligations of Borrower in accordance with the terms of this Guaranty.

C. Guarantor is a subsidiary of Borrower so that the Guarantor has a direct and substantial economic interest in Borrower and therefore expects to derive direct and indirect benefits from the Loan given by Lender to Borrower.

NOW, THEREFORE, in consideration of Lender’s agreement to make the Loan and as an inducement to Lender to do so, Guarantor covenants and agrees with Lender, for the benefit of the holder from time to time of the Note, as follows:

Article I- REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Guaranty expires in accordance with the provisions contained herein:

1.1 Guaranty Authorized and Binding. The execution, delivery and performance of this Guaranty does not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of; or in conflict with, any law or regulation; and this Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

1.2 No Conflict. The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Guarantor is a party or by which Guarantor or Guarantor’s property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

1.3 Litigation. There is no litigation or other proceeding pending or, to the best of knowledge of Guarantor, threatened against, or affecting, his properties which, if determined adversely to Guarantor, would have a materially adverse effect on the financial condition, properties, businesses or operations of Guarantor or which prevents or interferes with or adversely affects Guarantor’s entering into this Guaranty or the validity of this Guaranty or the carrying out of the terms hereof, and Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

1.4 Financial Condition. Guarantor’s financial statements, which have heretofore been submitted in writing by Guarantor to Lender in connection herewith, are true and correct in all material respects and fairly present the financial condition of Guarantor for the period covered thereby. Since the date of said financial statements, there has been no materially adverse change in Guarantor’s financial condition. Guarantor has no knowledge of any liabilities, contingent or otherwise, as of the date of said financial statements, which are not reflected in said financial statements; and, other than in the ordinary course of its business, Guarantor has not entered into any commitments or contracts which are not reflected in said financial statements or which may have a materially adverse effect upon Guarantor’s financial condition, operations or business as now conducted.

1.5 Solvency. The execution and delivery of this Guaranty will not (i) leave Guarantor with remaining assets which constitute unreasonably small capital given the nature of Guarantor’s business, or (ii) result in the incurrence of Debts beyond Guarantor’s ability to pay them when and as they mature. For the purposes of this Section, “Debts” includes any legal liability for indebtedness, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

1.6 Financial or Other Benefit or Advantage. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Loan and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lender to Borrower in connection with the Loan.

Article II - AGREEMENTS

2.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the due and punctual payment of the outstanding principal due under the Note plus interest, late fees, reasonable attorneys’ fees and costs at any point in time in connection with the interpretation, protection, defense, enforcement or collection of this Guaranty or with respect to the Loan (and all renewals, extensions, modifications and rearrangements thereof) (collectively the “Guaranteed Obligations”) and whether or not the Guaranteed Obligations are valid and enforceable against the Borrower, whenever the Guaranteed Obligations become due, whether on demand, at maturity or by reason of acceleration, or at the time the Borrower or the Guarantor shall become the subject of any bankruptcy or insolvency proceeding. This is a guaranty of payment only and not of collection.

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2.2 Obligation Absolute. The obligation of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may occur or be taken without the consent of, or notice to, Guarantor, nor shall any of the following give Guarantor any recourse or right of action against Lender:

(a)	Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of or to any of the Loan Documents;

(b)	Any exercise or non-exercise by Lender of any right or privilege under this Guaranty or any of the Loan Documents;

(c)	Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Borrower, or any guarantor (which term shall include any other party at any time directly or contingently liable for any of the Borrower’s obligations under the Loan Documents or any affiliate of Borrower), or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

(d)	Any release or discharge of the Borrower from its liability under any of the Loan Documents or any release or discharge of any endorser or guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligation or any compromise or settlement by Lender of any of its claims against any of them;

(e)	Any subordination, compromise, release (by operation of law or otherwise), discharge, compound, or liquidation of any or all of the Property or other collateral described in any of the Loan Documents or otherwise in any manner, or any substitution with respect thereto, except to the extent of proceeds received by Lender from such liquidation;

(f)	Any assignment or other transfer of this Guaranty in whole or in part or of any of the Loan Documents;

(g)	Any acceptance of partial performance of the Guaranteed Obligation;

(h)	Any consent to the transfer of; or actual transfer of; the Property or any portion thereof or any other collateral described in the Loan Documents or otherwise;

(i)	Any bid or purchase at any sale of the Property or any other collateral described in the Loan Documents or otherwise, provided that the amount bid at such sale will be credited against the outstanding amount of the Loan;

(j)	Any taking and/or acceptance of any additional guarantees, collateral or security; and

(k)	Any failure to perfect or to continue the perfection of any security.

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2.3 Waivers. Guarantor unconditionally waives any defense to the enforcement of this Guaranty, including, without limitation:

(a)	All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty;

(b)	Any right to require Lender to proceed against Borrower or any guarantor at any time or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

(c)	The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Borrower or any guarantor under the Loan Documents, or the enforcement hereof; to the extent permitted by law;

(d)	Any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any disability of Borrower or any guarantor or of any manner in which Lender has exercised its rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of Borrower or any guarantor;

(e)	Any defense based upon an election of remedies by Lender, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof; and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;

(f)	Any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower’s ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

(g)	Any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Borrower which arise out of or are caused by this Guaranty, and any rights to enforce any remedy which Lender now has or may hereafter have against Borrower and any benefit of; and any right to participate in, any security now or hereafter held by Lender, until all of the Guaranteed Obligation has been fully paid and performed.

2.4 Subrogation. Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate Guarantor’s right of subrogation against Borrower or any guarantor and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Lender, its successors, endorsees and/or assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof; which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.

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2.5 Additional Waivers. No Guarantor shall be released or discharged, either in whole or in part, by Lender’s failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of the Borrower or Guarantor, or (ii) protect the property covered by such lien or security interest.

2.6 Independent and Separate Obligations. The obligation of Guarantor hereunder is independent of the obligation of Borrower and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender’s rights hereunder shall not be exhausted until all of the Guaranteed Obligation has been fully paid and performed.

2.7 Bankruptcy No Discharge; Repayments. So long as any of the Guaranteed Obligation guaranteed hereunder shall be owing to Lender, Guarantor shall not, without the prior written consent of Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. Guarantor understands and acknowledges that by virtue of this Guaranty, he has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Borrower. As an example and not in any way of limitation, a subsequent modification of the Guaranteed Obligation in any reorganization case concerning Borrower shall not affect the obligation of Guarantor to pay and perform the Guaranteed Obligation in accordance with their respective original terms. If claim is ever made upon Lender for repayment of the obligations under the Loan Documents and Lender repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the cancellation of the Note or any other instrument evidencing the Loan, Guarantor shall be and remain jointly and severally liable to Lender for the amount so repaid constituting the Guaranteed Obligations to the same extent as if such amount had never originally been received by Lender.

2.8 Subordination. In the event any default, or event which upon the giving of notice or the lapse of time or both could become a default, shall exist in the performance of the Loan Documents, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the obligations of Borrower under the Guaranteed Obligation. If requested by Lender, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and paid over to Lender on account of the Loan Documents. However, no such payment shall reduce or affect in any manner the absolute, unconditional and independent liability of Guarantor hereunder except to the extent such payment is applied against the Loan.

2.9 Payments.

(a)	Guarantor agrees that to the extent Borrower makes any payment to Lender in connection with the Guaranteed Obligation, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender and to the extent actually paid over to Guarantor or a trustee of; receiver of; or other successor to, Guarantor’s interest or estate, whether under any bankruptcy act or otherwise (any such payment is herein referred to as “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Lender, the Guaranteed Obligation or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

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(b)	Notwithstanding any other provision of this Guaranty to the contrary, Guarantor hereby waives any claim or other rights which any Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the Guaranteed Obligation under this Guaranty or any other Collateral Document (all such claims and rights are referred to as “Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights, until such time as the Guaranteed Obligation has been paid and performed in full. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any Conditional Rights and either (i) such amount is paid to Guarantor at any time when the Guaranteed Obligation shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Lender is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Guaranteed Obligation, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine.

(c)	To the extent that any of the provisions of Section 2.09 shall not be enforceable, Guarantor agrees that until such time as the Guaranteed Obligation has been paid and performed in full and the period of time has expired during which any payment made by Borrower or Guarantor to Lender may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Lender’s right to full payment and performance of the Guaranteed Obligation, and Guarantor shall enforce his Conditional Rights during such period.

2.10 Intentionally Omitted.

2.11 Waiver of Deficiency. Guarantor expressly and specifically agrees that, in the event of the foreclosure of the Mortgage, and in the event the proceeds of foreclosure are not sufficient to pay all indebtedness secured thereby, Guarantor expressly and unconditionally agrees to pay to Lender the amount of such deficiency, but in no event more than the maximum amount of the Guaranteed Obligation, notwithstanding any provision of Minnesota law which might prevent Lender from collecting such deficiency from Borrower, or its successors or assigns, or which provides that the indebtedness secured by the Mortgage has been satisfied as a result of foreclosure thereof. Guarantor hereby expressly and specifically waives and renounces any right to recover from Borrower, its successors and assigns, any deficiency so paid by Guarantor, if Lender would be unable to collect said deficiency from Borrower under Minnesota law, until the Guaranteed Obligation is paid and performed in full.

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2.12 Lender’s Right of Setoff. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Lender by law, Lender shall have, with respect to Guarantor’s obligations to Lender under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a right of setoff following written notice to Guarantor against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to Lender all of Guarantor’s right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise. Every such security interest and right of setoff may be exercised without demand upon to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

2.13 Merge, Consolidate or Sell. Guarantor shall not merge or consolidate with or into another entity, or lease or sell all or substantially all of its property and business to any other entity or entities without Lender’s written consent. Guarantor further agrees that no member of Guarantor shall sell, dispose or transfer any ownership interest in Guarantor in a single or series of transactions without the express consent of the Lender.

Article III- MISCELLANEOUS

3.1 Expenses. In addition to the Guaranteed Obligation, Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, which may be incurred by Lender in any effort to collect or enforce any of the Loan Documents or the obligations of Guarantor hereunder, whether or not any lawsuit is filed, including, without limitation, all costs and attorneys’ fees incurred by Lender in any bankruptcy proceeding (including, without limitation, any action for relief from the automatic stay of any bankruptcy proceeding, whether or not Lender prevails therein) and in any judicial or nonjudicial foreclosure action. Such amounts shall bear interest until paid at a rate equal to the Interest Rate, as defined in the Note.

3.2 Amendments; Successors. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. All of the terms of this instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. In the event of the death of any individual person included in the term “Guarantor,” this Guaranty shall be enforceable as a claim against that individual’s estate or otherwise against the representatives of the individual’s estate, the individual’s heirs-at-law, the devisees and beneficiaries of the individual’s total estate and each of them. The term “Borrower” shall mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the obligations set forth in the Loan Documents. No delay or failure by Lender to exercise any remedy against Borrower or Guarantor will be construed as a waiver of that right or remedy. All remedies of Lender are cumulative and may be exercised singly, simultaneously, consecutively and in any order. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Loan, or the obligations of Guarantor, the terms of this Guaranty shall remain fully valid and effective. Any married person executing this Guaranty agrees that recourse may be had against community assets and against such person’s separate property for the satisfaction of the obligations hereby guaranteed. When the context in which the words are used in this Guaranty indicates that such is the intent, words in the singular number shall include the plural and vice-versa. All references to “Guarantor” shall be interpreted to include Guarantor. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective. Guarantor shall not have the right to assign any of his rights or obligations under this Guaranty.

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3.3 Governing Law. This Guaranty shall be governed by and be construed pursuant to the laws of the State of Minnesota applicable to contracts made and performed in the State of Minnesota without reference to any conflict or choice of law rules that would otherwise apply. Any suit, action or proceeding arising out of or in connection with this Agreement may be brought, at Lender’s election, in the Minnesota District Court for Wright County, Minnesota, or the United States District Court for the District of Minnesota, and the parties hereto irrevocably submit and consent to the jurisdiction of each such court and agree that any summons, complaint, writ, judgment or other notice or service or legal process may be sufficiently served upon it in connection with any such suit, action or proceeding, if sent to the last known address of the applicable party in accordance with the provisions of Section 3.7 hereof. The submission to said jurisdiction shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Guarantor, in whatsoever jurisdictions shall be appropriate nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

3.4 Assignability by Lender. Lender may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of Lender under the Note and under this Guaranty, whereupon the assignee shall succeed to all rights of Lender hereunder to the extent that such rights may be assigned to it. Lender, or each successor holder of the Note, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice shall not affect the validity or enforceability of any such assignment.

3.5 Demands. Each demand by Lender for performance or payment hereunder shall be in writing and shall be made in the manner set forth in Section 3.7 below. A dated statement signed by an officer of Lender setting forth the amount of indebtedness at the time owing to Lender by Borrower under the Loan Documents shall be presumptive evidence thereof (subject to rebuttal) as between Guarantor and Lender in any legal proceedings against Guarantor in connection with this Guaranty.

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3.6 Term. The obligations of Guarantor under this Guaranty shall continue in full force and effect until the obligations under the Loan Documents shall have been fully paid and performed and the period of time has expired during which any payment made by Borrower or Guarantor to Lender may be determined to be a Preferential Payment.

3.7 Notices. All notices and demands hereunder shall be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the parties at the following addresses (or at such other addresses as shall be given by written notice by any party to the others) and shall be deemed complete upon any such mailing:

To Guarantor:	WSI Industries, Co.
213 Chelsea Road
Rochester, MN 55362
Attn: Paul Sheely

To Lender:	Tradition Capital Bank
7601 France Avenue South, Suite 140
Edina, MN 55435
Attn: Natalia Armitage

3.8 Complete Agreement. This Guaranty supersedes any prior negotiations, discussions or communications between Guarantor and Lender and constitutes the entire agreement between Lender and Guarantor with respect to the Guaranteed Obligation. This Guaranty may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Guaranty.

3.9 Interpretation; Severability. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Note, or the obligations of Guarantor, the terms of this Guaranty shall remain fully valid and effective. When the context in which the words are used in this Guaranty indicates that such is the intent, words in the singular number shall include the plural and vice-versa. The parties hereto intend and believe that each provision of this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Guaranty is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Guarantor and Lender under the remainder of this Guaranty shall continue in full force and effect.

3.10 Obligation Absolute. This Guaranty and the obligations of Guarantor hereunder shall be effective upon delivery to the Lender, without further act, condition or acceptance by the Lender, shall be binding upon the Guarantor and the heirs, representatives, successors and assigns of the Guarantor, and shall inure to the benefit of the Lender and its participants, successors and assigns. The Guarantor further waives notice of Lender’s acceptance hereof.

3.11 Headings. The captions and headings to the sections and paragraphs of this Guaranty are for convenience only and shall not be deemed part of the text of the respective sections or paragraphs and shall not vary, by implication or otherwise, any of the provisions of this Guaranty.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.
SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

WSI INDUSTRIES, CO.,
a Minnesota corporation

By:	Paul D. Sheely
Paul D. Sheely
Its:	Chief Financial Officer

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this ____ day of February, 2017, by Paul D. Sheely, the Chief Financial Officer of WSI Industries, Co., a Minnesota corporation, on behalf of the corporation, Guarantor

Notary Public

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